Exhibit 10.31

MOSYS, INC.

CHANGE-IN-CONTROL AGREEMENT

THIS CHANGE-IN-CONTROL AGREEMENT (this “Agreement”), made and entered into as of August 18, 2008, by and between MoSys, Inc., a Delaware corporation (“MoSys”), and David DeMaria (the “Officer”).

WHEREAS, MoSys considers it essential to its best interests to foster the continued employment of key management personnel and recognizes the distraction and disruption that the possibility of a Change-in-Control (as defined in Section 1(d) below) may raise to the detriment of MoSys and its stockholders; and

WHEREAS, MoSys has determined to take appropriate steps to reinforce and encourage the continued attention and dedication of key management personnel to their assigned duties in the face of a possible Change-in-Control;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, MoSys and the Officer hereby agree as follows:

1.             DEFINITIONS

(a)           “Base Salary” shall mean the annual salary of the Officer at the time of termination of his employment within the application of this Agreement.

(b)           “Beneficiary” shall mean (i) the person or persons named by the Officer, by notice to MoSys, to receive any compensation or benefit payable under this Agreement or (ii) in the event of his death, if no such person is named and survives the Officer, his estate.

(c)           “Board” shall mean the Board of Directors of MoSys.

(d)           “Change-in-Control” means the occurrence of any of the following:

(i) an acquisition after the Effective Date by an individual, an entity or a group in one or more related transactions (excluding MoSys or an employee benefit plan of MoSys or a corporation controlled by MoSys’ stockholders) of 45 percent or more of MoSys’ common stock or voting securities; or

(ii) consummation of a complete liquidation or dissolution of MoSys or a merger, consolidation, reorganization or sale of all or substantially all of MoSys’ assets (collectively, a “Business Combination”) other than a Business Combination in which (A) the stockholders of MoSys receive 50 percent or more of the stock of the corporation resulting from the Business Combination and (B) at least a majority of the board of directors of such resulting corporation were incumbent directors of MoSys immediately prior to the consummation of the Business Combination, and (C) after which no individual, entity or group (excluding any corporation or other entity resulting from the Business Combination or any employee benefit plan of such corporation or of MoSys) who did not own 45 percent or more of the stock of the resulting corporation or other entity immediately before the Business Combination owns 45 percent or more of the stock of such resulting corporation or other entity.

(e)           “Good Reason” means, without the Officer’s prior written consent or acquiescence:

(i)  assignment to the Officer of duties incompatible with the Officer’s position, failure to maintain the Officer in this position and its reporting relationship or a substantial diminution in the nature of the Officer’s authority or responsibilities;

(ii)  reduction in the Officer’s then current Base Salary or in the bonus or incentive compensation opportunities or benefits coverage available during the term of this Agreement, except pursuant to an across-the-board reduction similarly affecting all senior executives of MoSys;

(iii)  termination of the Officer’s employment, for any reason other than death, disability, voluntary termination or Misconduct (as defined below);

(iv)  relocation of the Officer’s principal place of business to a location more than 30 miles from the location of such office on the date of this Agreement;

(v)  MoSys’s failure to pay the Officer any material amounts otherwise vested and due the Officer hereunder or under any plan, program or policy of MoSys; or

(vi)  failure of a successor to MoSys following a Change-in-Control to expressly assume or affirm MoSys’s obligations under this Agreement as specified in Section 6.

(f)            “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty or other violation of MoSys’s Code of Business Conduct and Ethics for Employees, Executive Officers and Directors by the Officer, any unauthorized use or disclosure by the Officer of confidential information or trade secrets of MoSys or other breach by the Officer of a material agreement between the Company and the Officer, or any other intentional misconduct by the Officer adversely affecting the business affairs of MoSys in a material manner.

(g)           “MoSys” when used herein shall be deemed to refer to MoSys and any entity or entities that succeed to the assets and properties of MoSys following a Change-in-Control, or any other corporation or other entity which is a subsidiary or parent of such successor entity or entities for whom the Officer is employed at any time within two years following the Change-in-Control.

2.             TERM OF AGREEMENT

This Agreement shall be effective immediately upon its execution by MoSys and the Officer (the “Effective Date”) and shall remain in effect until the earliest to occur of:  (a) termination of the Officer’s employment with MoSys following a Change-in-Control (i) by reason of death or disability, (ii) by the Officer other than for Good Reason, or (iii) by MoSys for Misconduct, or (b) two years after the date of a Change-in-Control.

3.             CHANGE IN CONTROL BENEFITS

In the event of termination of the Officer’s employment by the Officer for Good Reason within two years following a Change-in-Control, the Officer will be entitled to the following:

(a)           Salary and Benefits:

(i)  his Base Salary through the date of termination;

(ii)  payment in lieu of any unused paid time off, in accordance with MoSys’ paid time off policy and applicable laws;

(iii)  any other compensation or benefits, including without limitation any benefits under long-term incentive compensation plans, any benefits under equity grants and awards and employee benefits under plans that have vested through the date of termination or to which the Officer may then be entitled in accordance with the applicable terms of each grant, award or plan; and

(iv)  reimbursement of any business expenses incurred by the Officer through the date of termination but not yet paid to the Officer.

(b)           Stock Option Acceleration. During MoSys’ employment of the Officer, immediate and unconditional vesting of one year of the remaining then unvested stock options and stock awards previously granted to the Officer and, for the one-year period following termination, the right to exercise any stock options or other awards held by him.

(c)           Release.  MoSys will require, as a condition of receiving the Change-in-Control payments under subsection (b) above, that the Officer execute a general release substantially in the form attached as Exhibit A, which upon execution shall be deemed incorporated herein by reference as a material part of this Agreement.

4.             NO MITIGATION

MoSys agrees that if the Officer’s employment with MoSys terminates, the Officer will not be obligated to seek other employment or to attempt to reduce any amount payable to the Officer under this Agreement. Further, no amount of any payment under this Agreement shall be reduced by any compensation earned by the Officer as the result of employment by a subsequent employer or otherwise.

5.             NOTICES

Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, electronic transmission (with a copy following by hand, mail or overnight courier), by registered or certified mail, postage prepaid, return receipt requested or by overnight courier addressed to the other party. All notices shall be addressed as follows, or to such other address or addresses as may be substituted by notice in writing:

To MoSys, Inc.:	To the Officer:

755 N Mathilda Drive
Sunnyvale, CA 94085
Attention: Chairman, Compensation
Committee of the Board of Directors
Fax: (408) 731-1893

6.             SUCCESSORS

(a)           MoSys’s Successors.  Any successor to MoSys (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of MoSys’s business and/or assets shall assume MoSys’s obligations under this Agreement in the same manner and to the same extent as MoSys would be required to perform such obligations in the absence of a succession.

(b)           Officer’s Successors.  Without the written consent of MoSys, the Officer can not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity.  Notwithstanding the foregoing, the terms of this Agreement and all rights of the Officer under this Agreement shall inure to the benefit of, and be enforceable by, the Officer’s personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

7.             GENERAL PROVISIONS

(a)           Amendments.  No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in writing and signed by the Officer and by a member of the Compensation Committee of the Board.

(b)           Severability.  If any provision of this Agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

(c)           Governing Law.  This Agreement shall be construed, interpreted and governed in accordance with the laws of the state of California without regard to its conflicts of laws rules.

(d)           Inconsistencies.  The terms of this Agreement supersede any inconsistent prior promises, policies, representations, understandings, arrangements or agreements between the parties, whether by employment contract or otherwise.

(e)           Survival.  Notwithstanding the termination of the term of this Agreement, the duties and obligations of MoSys, if any, following the termination of the Officer’s employment following a Change-in-Control shall survive indefinitely.

(f)            Withholding.  MoSys may deduct and withhold from any payments hereunder the amount that MoSys, in its reasonable judgment, is required to deduct and withhold for any federal, state or local income or employment taxes.

(g)           No Other Compensation; Employee at Will.  Except as provided in Section 3 above, no amount or benefit shall be payable to the Officer under this Agreement in respect of termination of the Officer’s employment within two years following a Change-in-Control.  This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Officer and MoSys, the Officer is and shall remain an “employee at will” and shall not have any right to be retained in the employ of MoSys.

(h)           Counterparts.  This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

MOSYS INC.

By:	/s/ James Sullivan
James Sullivan

Title: CFO

David DeMaria

/s/ David DeMaria
(Signature)

EXHIBIT A

RELEASE AGREEMENT

In consideration of the benefits I will receive under MoSys Inc.’s Change-in-Control Agreement, I hereby release, acquit and forever discharge MoSys Inc. (the “Company”), its parents, subsidiaries, predecessors, successors and affiliates, and each of their respective officers, directors, agents, servants, employees, attorneys shareholders, and assigns (the “Released Parties”), of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I sign this Release Agreement. This release of claims includes, but is not limited to:

•

any and all claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including, but not limited to, claims, demands or agreements related to salary, bonuses, commissions, vacation pay, personal time off, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, stock, stock options, any other ownership or equity interest in the Company, or any other form of compensation or benefit;

•

claims pursuant to any federal, state or local law, statute, common law or cause of action including, but not limited to, Title VII of the federal Civil Rights Act of 1964, as amended, or any other statute, agreement or source of law, the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”), the federal Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, as amended, and the California Labor Code;

•	all tort law claims, including claims for fraud, misrepresentation, defamation, libel, emotional distress and breach of the implied covenant of good faith and fair dealing; and

•	all claims arising under contract law, or the law of wrongful discharge, discrimination or harassment.

I represent that I have no lawsuits, claims or actions pending in my name, or on behalf of any other person or entity, against any of the Released Parties. I agree that in the event I bring a claim covered by this release in which I seek damages against the Company or in the event I seek to recover against the Company in any claims brought by a governmental agency on my behalf, this Agreement shall serve as a complete defense to such claims.

ADEA Waiver and Release:  I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release herein is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) I have been advised hereby that I have the right to consult with an attorney prior to executing this Agreement; (c) I have 21 days from the date I receive this Agreement to consider this Agreement (although I voluntarily may choose to execute this Agreement earlier); (d) I have seven days following the execution of this Agreement to revoke the Agreement; and (e) this Agreement shall not be effective until the later of (i) the date upon which the revocation period has expired, which shall be the eighth day after I execute this Agreement, or (ii) the date I return this Agreement, fully executed, to the Company.

I acknowledge that for this Release Agreement to be effective, I must sign and return it to the Company within 21 days after the date I receive it and I must not revoke it at any time during the above-referenced seven-day revocation period.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims I may have against any of the Released Parties.

I understand that this Release Agreement, together with the Change-in-Control Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated in this Release Agreement.

David DeMaria

By:

Its:

Date:

ACCEPTED AND AGREED:

MOSYS INC.

By:

Its:

Date: